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                                                                   EXHIBIT 23.08


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 18, 1999 (except with respect to the matters discussed in Note 22, as to which the date is March 22, 1999) included in MediaOne Group, Inc.'s consolidated financial statements for the year ended December 31, 1998, included in AT&T Corp.'s Form 8-K dated September 2, 1999.



                                             /s/ ARTHUR ANDERSEN LLP


Denver, Colorado
February 11, 2000